Exhibit 10.02

CONSULTING AGREEMENT

AGREEMENT, dated as of April 19, 2010 (the “Agreement”), by and between ENERGY TELECOM, INC., a Florida corporation (the “Company”), and RONNY HALPERIN, (the “Consultant”).

Background:

The Company is engaged in the business of, among other things, developing communications technologies.

The Consultant is an independent consultant with a background in financial planning, accounting and related services.

The Company desires to employ and retain the Consultant for the term specified herein to consult with Company on matters more particularly described below.

The Consultant desires to provide such services to the Company in such capacities, on and subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto (the “Parties” and each a “Party”), intending to be legally bound, hereby agree as follows:

1. Engagement.

1.1 Engagement.  Subject to all of the terms and conditions hereof, the Company does hereby engage the Consultant and the Consultant does hereby accept the engagement.

1.2 Term.  This Agreement shall be in effect for a period of five (5) years (the “Initial Term”) beginning on the date of execution of this Agreement (the “Effective Date”), and shall automatically renew for additional one (1) year terms unless terminated by either party as set forth below.

1.3 Consultation.  Consultant shall act as the Company’s Chief Financial Officer (“CFO” )and as such shall advise and assist the Company with respect to (i) strategic and tactical financial planning, (ii) accounting systems and procedures management, and (iii) budgeting, and such other duties as are commensurate with the position of CFO.  Consultant will perform all of the consulting services and assume all of the duties associated with the consulting services, subject to the policies established by and under the direction of the officers and directors of the Company.  Consultant also agrees to perform such other services, and to assume such other duties as are consistent with the Consultant’s experience and as the officers and directors of the Company may request of him from time to time during the term of this Agreement.

1.4 Ownership by Company.  The Consultant acknowledges and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed “work for hire” and shall be deemed to be owned exclusively by the Company.  The Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company’s proprietary rights in and to the Consultant’s work product.  In addition, Consultant agrees that the Company shall be entitled to reveal the Company’s relationship with the Consultant and utilize the Consultant’s name in connection with the Company’s promotional or business materials.

1.5            Independent Contractor.  Consultant shall, at all times during the term of this Agreement, be an independent contractor and not an employee of Company.  The manner in which Consultant renders services to Company will be within Consultant’s control and discretion.

2. Compensation.

2.1 Stock Options.  As compensation for the Consulting services to be provided hereunder, beginning on the Effective Date, the Company shall grant to the Consultant options to purchase shares of the Company’s common stock as follows:

2.1.1  First Option.  An option (the “First Option”) to purchase five hundred thousand (500,000) shares at an exercise price of three cents ($.03) per share, which First Option shall be fully vested and immediately exercisable by the Consultant, and thereafter shall be exercisable at any time prior to 5pm on January 5, 2012.

2.1.2  Second Option.  An option (the “Second Option”) to purchase five hundred thousand (500,000) at an exercise price of eighteen cents ($.18) per share, which Second Option shall be fully vested and exercisable by the Consultant, one year from the effective date of this Agreement (the “Second Option Vesting Date”) and thereafter shall be exercisable at any time prior to 5pm on the date that is two (2) years following the Second Option Vesting Date.

2.1.3  An option (the “Third Option”) to purchase five hundred thousand (500,000) shares at an exercise price of forty cents ($.40) per share, which Third Option shall be fully vested and exercisable by the Consultant, two years from the effective date of this Agreement (the “Third Option Vesting Date”) and thereafter shall be exercisable at any time prior to 5pm on the date that is three (3) years following the Second Option Vesting Date.

2.1.4  The shares of stock purchased by Consultant in accordance with the exercise of the Options set forth above shall be subject to all restrictions on sale pursuant to Rule 144 or any similar law or regulation then in effect.  The number of shares and exercise price of each Option shall be adjusted to reflect the effect of any stock split, stock dividend, stock combination or similar transaction undertaken by the Company prior to the Consultant’s exercise of any of the Options.  The Company’s board of directors, may, in its discretion, extend the exercise period for each or any Option and may reduce the exercise price of any unexpired Option.  The Company may take reasonable measures to provide for cashless exercise of the Options, provided, however, that the failure of cashless exercise to be available for any or all of the Options shall not be an event of default by the Company under this Agreement.

3. Proprietary Rights.

3.1 Confidentiality.  The Consultant recognizes and acknowledges that certain confidential business and technical information used by the Consultant in connection with his duties hereunder is a valuable and unique asset of the Company.  Consultant agrees that he shall at all times maintain the confidentiality of the proprietary information and trade secrets of the Company, and that it shall during the Restricted Period, refrain from disclosing any such information to the disadvantage of the Company.

3.2 Non-Competition.  The Consultant covenants and agrees that for so long as it is providing services under this Agreement and for a period of twelve (12) months after this Agreement terminates (such period of time refer to as the “Restricted Period”) the Consultant shall not directly or indirectly, own, manage, control, operate, invest in or become principal of, employee of, director of, or consultant to, any business, entity or venture that is competitive with the business of the Company.

3.2.1 During the Restricted Period the Consultant shall not, directly or indirectly:

 (i)           solicit, in competition with the Company, any person who is a customer of any business conducted by the Company.  For purposes of this subsection, “in competition with the company” means soliciting a customer for products that directly compete with those of the Company being produced and/or marketed by the Company or products that Consultant is aware the Company intends to develop, produce and/or market; or

(ii)           in any manner whatsoever induce, or assist others to induce, any supplier of the Company to terminate its association with the Company or do anything, directly or indirectly, to interfere with the business relationship between the Company,  and any of their respective current or prospective suppliers.

3.2.2 During the Restricted Period the Consultant shall not, directly or indirectly, solicit or induce any employee of the Company to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company

3.3            Company.  For purposes of this paragraph 3, “Company” shall mean the Company and its subsidiaries and affiliates.

3.4 Remedies.  It is expressly understood and agreed that the services to be rendered hereunder by the Consultant are special, unique, and of extraordinary character, and in the event of the breach by the Consultant of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Consultant of the terms and provisions of this Section 3 of this Agreement, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including without limiting the generality of the foregoing, any proceedings, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Consultant.

3.5            Notwithstanding anything contained herein to the contrary regarding the Effective Date of this Agreement, Consultant shall be bound by the terms and conditions of this paragraph 3, immediately upon the date of execution of this Agreement.

3.6 Compensation t any time by giving the other party not less than thirty (30) days’ prior written notice, provided, however, that the Company may decide that the Consultant’s voluntary resignation be effective immediately upon notice of such resignation.

3.7 Termination for Cause.  The Company terminates the Consultant immediately for cause.  For purposes of this paragraph 3, the Consultant shall be considered terminated for “cause” if he is discharged by the Company on account of the occurrence of one or more of the following events:

(i) the Consultant becomes habitually addicted to drugs or alcohol;

(ii) the Consultant discloses confidential information in violation of subparagraph 3.1 or engages in competition in violation of subparagraph 3.2;

(iii) the Consultant is indicted of a felony crime (other than a felony resulting from a minor traffic violation);

(iv) the Consultant disregards his duties under this Agreement after (A) written notice has been given to the Consultant by the Company that it views the Consultant to be disregarding his duties under this Agreement, and (B) the Consultant has been given a period of ten (10) days after such notice to cure such misconduct.  No notice or cure period shall be required, however, if Consultant’s disregard of his duties has materially and adversely affected the Company;

4. General.

4.1 No Brokers.  Each of the Parties represents and warrants to the other that it has not utilized the services of any finder, broker or agent.  Each of the Parties agrees to indemnify the other against any and all liabilities to any person, firm or corporation claiming any fee or commission of any kind on account of services rendered on behalf of such party in connection with the transactions contemplated by this Agreement.

4.2 Applicable Law.  This document shall, in all respects, be governed by the laws of the State of Florida excluding any conflicts of laws provisions.  The Parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in Florida, and that this Agreement has been executed by both Parties in Florida.  Any legal suit, action or proceeding against either Party arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each Party irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding

4.3 Survival.  The Parties agree that the covenants contained in Section 3 hereof shall survive any termination of employment by the Consultant and any termination of this Agreement.  In addition, the Parties agree that any compensation or right which shall have accrued to the Consultant as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

4.4 Assignability.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, personal representatives, successors and assigns.  The obligations of the Consultant may not be delegated, however, and the Consultant may not, without the Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein.  Any such attempted delegation or disposition shall be null and void and without effect.  The Company and the Consultant agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company.  The term “successor” shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company.  Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination of employment for purposes of this Agreement.

4.5 Modifications or Amendments.  No amendment, change or modification of this document shall be valid unless in writing and signed by each of the Parties.

4.6 Waiver.  No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

4.7 Severability.  If any provision of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.  If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

4.8 Separate Counterparts.  This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original.  Such counterparts shall, together, constitute and shall be one and the same instrument.

4.9 Headings.  The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

4.10 Specific Performance.  It is agreed that the rights granted to the Parties hereunder are of a special and unique kind and character and that, if there is a breach by either Party of any material provision of this document, the other Party would not have any adequate remedy at law.  It is expressly agreed, therefore, that the rights of the Parties may be enforced by an action for specific performance and other equitable relief.

4.11 Further Assurances.  Each of the Parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out their intentions as set forth herein.

4.12 Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

4.13 Neutral Construction.  Neither Party may rely on any drafts of this Agreement in any interpretation of the Agreement.  Each Party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, neither Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

4.14 Attorneys’ Fees.  In the event that either Party hereto commences litigation against the other to enforce such party’s rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys’ fees (including in-house counsel), paralegals’, fees, and legal assistants’ fees through all appeals.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

ENERGY TELECOM, INC., a Florida corporation

By: /s/ THOMAS RICKARDS
Thomas Rickards, President

CONSULTANT

/s/ RONNY HALPERIN
RONNY HALPERIN